CONSULTING AGREEMENT

THIS AGREEMENT is dated as of the 29th of May, 2013

BETWEEN:
PediatRx Inc.
a Nevada company having an office at
90 Fairmount Road West, Califon, NJ 07830, U.S.A.
(the "Client")

- and -
Flawsome XLerator GmbH (Switzerland)
Seefeldstrasse 223, CH-8008 Zürich, ZH
(the "Consultant")

WHEREAS the Client desires to engage the Consultant to provide services to the Client for the term of this Agreement and the Consultant has agreed to provide such services, all in consideration and upon the terms and conditions contained herein;

NOW THEREFORE it is hereby agreed as follows:

1.	Services

The Client hereby engages the Consultant to act in the role of a Service Provider. The exact tasks are listed in Appendix A. The Consultant shall provide the Services when and where required by the Client, according to the terms contained herein. The Consultant reports to and acts in compliance with the instructions of the General Manager.

2.	Term

The Term of this Agreement shall be from the date of execution hereof 29th of May 2013 until 31st of December 2013. During this period, the Agreement may be terminated by either Party at any time with a notice period of 2 months. In the event of Termination during the Initial Term, Consultant shall be entitled only to the pro rata portion of the Retainer (as defined herein), and shall not be entitled to any further payments.

3.	Remuneration

Provided in all cases that the Consultant has provided a detailed invoice therefor, the Client agrees to pay the Consultant a consulting fee (the “Retainer”) on a monthly basis. The Consultant must track its activities and report on a monthly base the delivered services. These reports must be enclosed in the invoice. The daily rate is set to 1.000 USD.

The Consultant shall be responsible for all value-added taxes due in respect of the fees paid to the Consultant, and all monthly invoices provided by the Consultant shall be paid immediately of receipt thereof and shall include any required value-added tax registration numbers. Account information of the Consultant – see Appendix B.

4.	Independent Contractor

The Consultant's relationship with the Client as created by this Agreement is that of an independent contractor for the purposes of the applicable taxing legislation. Nothing contained in this Agreement shall be regarded or construed as creating any relationship (whether by way of employer/employee, agency, joint venture, association, or partnership) between the parties other than as an independent contractor as set forth herein.

5.	Work For Hire

The Consultant acknowledges that it is being retained as a consultant to the Client and that as such it does not have the authority and cannot commit or bind the Client to any matter, contract or negotiation without the prior authorization of the Client.

6.	Compliance

The Consultant shall comply with all applicable federal, state, provincial and municipal laws, rules and regulations arising out of or connected with the performance of the Services under this Agreement by the Consultant. The Consultant shall be responsible for all social security and related or similar payments relating to or arising out of the fees paid to the Consultant under this Agreement and the Services performed by the Consultant or its employees. Payments relating to any of the above shall be the responsibility of the Consultant and shall be forwarded by the Consultant as appropriate, directly to the government agencies involved.

8.	Area of Responsibility
The area of responsibility, duties and competences will be regulated as outlined in Appendix ‘A’ hereto.

The area of responsibility and the place of work can be reasonably modified or adjusted also at short notice by the Client.

9.	Representations & Warranties. The Consultant hereby represents and warrants that:
(a)

the Consultant has the right and authority to enter into this Agreement and perform the Services rendered hereunder and Consultant has not entered into and will not enter into any agreement that conflicts with the provisions of this Agreement or the grants of rights hereunder;

(b)

the Consultant shall not reveal to third parties (other than Consultant’s professional advisors and representatives) any confidential information relating to the Production, the Consultant’s participation in the Services, the Production, or Client or Client Related Parties, which Consultant may have knowledge of by virtue of the Services provided under this Agreement except as necessary for the purposes of carrying out the Consultant’s obligations hereunder;

(c)

the Consultant is over the age of 18 and is of sound mind and capacity and the Consultant has been offered the right to obtain independent legal advice in connection with the execution of this agreement or the Consultant has declined to do so on the Consultant’s own volition.

10.	Support

The Client agrees to provide such assistance and make available such promotional materials to the Consultant as is reasonably necessary to enable the Consultant to perform the Services under this Agreement.

11.	Confidential Information

The Consultant acknowledges that certain of the material and information made available to the Consultant by the Client in the performance of the Services (the "Confidential Information") will be of a confidential nature. The Consultant recognizes that the Confidential Information is the sole and exclusive property of the Client, and the Consultant shall use its best efforts and exercise utmost diligence to protect and maintain the confidentiality of the Confidential Information. The Confidential Information is and shall remain the sole and exclusive property of the Client regardless of whether such information was generated by the Consultant or by others, and the Consultant agrees that upon termination of this Agreement and upon written request of Client, it shall deliver promptly to the Client all such tangible parts of the Confidential Information. Notwithstanding the foregoing provisions of this clause, the Consultant shall not be liable for the disclosure or use of any of the Confidential Information to the extent that: (i) the Confidential Information is or becomes available to the public from a source other than the Consultant and through no fault of the Consultant; or (ii) the Confidential Information is lawfully obtained by the Consultant from a third party or a source outside of this Agreement. This provision shall survive termination of the Agreement.

12.	Intellectual Property

Any and all ideas, texts, concepts, studies research, findings, presentations, suggestions, or other intellectual or creative property created by the Consultant during his engagements, individually or jointly with others (the “Intellectual Property Rights”), become, are and remain the exclusive property of the Client. As far as such Intellectual Property Rights have to be transferred to the Client in order to obtain full possession and entitlement thereto, the Consultant hereby assigns any and all rights in or resulting from Intellectual Property Rights free of charge.

13.	Other Services

The Consultant will be free to perform consulting and other services to the Consultant's other clients during the term of this Agreement, provided that: (a) the Consultant shall ensure that the Consultant is able to perform the Services pursuant to this Agreement in a timely and professional fashion; (b) the Consultant shall not provide, or enter into an agreement for the provision of services substantially similar to the Services without the prior written consent of the Client, which consent may be withheld by the Client in its sole discretion; (c) during the term of this Agreement and for a period of twelve (12) months following termination thereof for any reason, the Consultant shall not provide, or enter into an agreement for the provision of any Services related to the Client’s Business or the online dating, married dating, or infidelity lifestyle without the prior written consent of the Client and at terms to be mutually agreed upon by the Parties.

14.	Indemnification

The Consultant undertakes to, and does hereby agree to, indemnify the Client and its affiliates and its and their officers, directors employees and agents against any and all actions, suits, claims, costs, and demands, losses, damages and expenses which may be brought against or suffered by them or which they may sustain, pay or incur by reason of the: (i) the breach by Consultant of the terms hereof; (ii) Consultant's performance of the Services under this Agreement; and/or (iii) the willful misconduct or gross negligence of the Consultant.

15.	Governing Law
This Agreement shall be governed by the laws of the United States of America.

16.	Severability

If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, and the application of such provision to any person or in any circumstance other than that to which it is held to be invalid, illegal or unenforceable, shall not be affected thereby.

17.	Amendments
Any amendment to this Agreement must be in writing and signed by both parties hereto.

18.	Notices

Notices hereunder shall be in writing and must be either personally delivered or sent by registered mail to the address(es) set forth above. A party may change the address set forth above by proper notice to the other.

19.	No Waiver

The failure of any party to insist upon the strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict performance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligation hereunder.

20.	Assignment

This Agreement is personal in nature to the Consultant and may not be assigned by the Consultant without the prior written consent of the Client, which consent shall not be unreasonably withheld. The Client may assign this Agreement at any time without the notice to the Consultant.

21.	Enurement
This Agreement shall be binding upon and shall enure to the benefit of each of the parties hereto and their respective employees and permitted receivers, successors and assigns.

IN WITNESS WHEREOF the parties hereto have signed this Agreement as of the day and year first above written.

PediatRx Inc.

Date: May 29, 2013

/s/ Joseph Carusone

CONSULTANT

Date: May 29th 2013

/s/ Mark C. Reinold
Mark C. Reinold, Managing Director

Appendix ‘A’

The Services

The Services contemplated herein are to be provided shall include, without limitation:

-	General Management

-	Product Management

-	Requirements Engineering

-	Quality Management

-	Project Management

-	Design Creation

-	Development Team Lead

-	Deployment Management

-	Content Management

-	Reporting Services

-	Web Development

-	Mobile Development

-	Basic Content Creation

-	Server Hosting and Monitoring

-	Update Services

Appendix ‘B’

Administrative Information

Bank Account Information of the Consultant:

Account no: 273-110281.60 J
Clearing No.: 273
BIC/SWIFT: UBSWCHZH80A
IBAN: CH66 0027 3273 1102 8160 J

Bank Address:
UBS AG
Baarerstrasse 14a
6301 Zug

Contact: Markus Gmür
phone: +41-41-727-3393

Company address:
Flawsome XLerator GmbH
Seefeldstrasse 223
CH-8008 Zurich
Switzerland